Exhibit 2.6

FORM OF SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of June [    ], 2022 by and among Yumanity Therapeutics, Inc., a Delaware corporation (the “Company”), and the purchasers identified on Schedule 1 hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used herein but not otherwise defined shall have the meanings given to them in Section 1.5.

RECITALS

A. The Company is party to that Agreement and Plan of Merger of even date hereof (as such may be amended from time to time, the “Merger Agreement”), by and among the Company, Yacht Merger Sub, Inc., a Washington corporation and wholly owned subsidiary of the Company, and Kineta, Inc., a Washington corporation (“Kineta”), pursuant to which Kineta will become a wholly-owned subsidiary of the Company.

B. In connection with the Merger (as defined in the Merger Agreement), the Company anticipates effecting a reverse split in the range of 1-for-5 to 1-for-20 (the “Reverse Stock Split”) of shares of Company Common Stock.

C. Following the Merger, the Company will change its name to Kineta, Inc.

D. On the terms and subject to the conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

E. The Company has authorized, upon the terms and conditions stated in this Agreement, the sale and issuance of up to an aggregate of 14,354,067 shares, subject to proportional adjustment for the Reverse Stock Split, of Company Common Stock (the “Shares”).

F. At the Closing (as hereinafter defined), each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the number of Shares as set forth opposite such Purchaser’s name on Schedule 1 hereto.

G. Contemporaneously with the execution and delivery of this Agreement, the Purchasers and the Company are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit D, pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1 Authorization of Sale of Shares. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, such number of Shares as set forth opposite their respective names on Schedule 1 attached hereto, at a price per Share equal to $2.09 , subject to proportional adjustment for the Reverse Stock Split (the “Price Per Share” and the total purchase price for the Shares to be paid by each Purchaser, the “Share Purchase Price”).

1.2 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, the Shares. The closing of the purchase and sale of the Shares to the Purchasers by the Company (the “Closing”) will occur, subject to the conditions set forth in Sections 5.1 and 5.2 hereof, to occur immediately following the Effective Time (as such term is defined in the Merger Agreement) (the “Closing Date”). The Closing shall take place remotely via exchange of executed documents or at such other place as the Company and the Purchasers may agree upon.

1.3 Payment. At or prior to the Closing, (a) each Purchaser shall pay to the Company its Share Purchase Price in United States dollars and in immediately available funds, by wire transfer to the Company’s account as set forth in instructions previously delivered to each Purchaser, and (b) the Company shall irrevocably instruct American Stock Transfer & Trust Company, LLC (the “Transfer Agent”) to deliver to such Purchaser the number of Shares set forth opposite such Purchaser’s name on Schedule 1 hereto in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 3.6 hereof) in the name of such Purchaser as set forth on the Stock Registration Questionnaire included as Exhibit A.

1.4 Closing Deliverables.

(a) Company. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver the number of Shares set forth opposite such Purchaser’s name on Schedule 1 hereto, registered in the name of such Purchaser as set forth on the Stock Registration Questionnaire included as Exhibit A;

(ii) the Registration Rights Agreement, duly executed by the Company;

(iii) Orrick, Herrington & Sutcliffe LLP shall deliver an opinion to the Purchasers, dated as of the Closing Date, in form and substance reasonably acceptable to the Purchasers;

and

(iv) a certificate of a duly authorized officer of the Company, certifying that the conditions specified in Sections 5.1(a) and 5.1(b) have been fulfilled.

(b) Purchasers. On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) a fully completed and duly executed Stock Registration Questionnaire in the form attached hereto as Exhibit A;

(ii) the Registration Rights Agreement, duly executed by each Purchaser;

(iii) a fully completed and duly executed Accredited Investor Qualification Questionnaire in the form attached hereto as Exhibit B;

(iv) a fully completed and duly executed Bad Actor Questionnaire in the form attached hereto as Exhibit C; and

(v) the Share Purchase Price by wire transfer to the account specified by the Company.

(c) Further Assurances. On or prior to the Closing Date, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents that take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated hereby.

1.5 Defined Terms Used in This Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Company Common Stock” means the Company’s common stock, par value $0.001 per share.

“Nasdaq” means The Nasdaq Global Market or The Nasdaq Capital Market.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Closing Date, by and between the Company and the Purchasers, in the form of Exhibit D attached to this Agreement.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Company Common Stock).

“Trading Day” means a Nasdaq trading day.

“Transaction Documents” means this Agreement, the Registration Rights Agreement and the annexes and exhibits attached hereto and thereto.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to and except as set forth in the SEC Documents (as defined below), the Company hereby represents and warrants to each Purchaser as of the date hereof as follows. For purposes of these representations and warranties (other than those in Sections 2.2, 2.3, 2.5 and 2.6), the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

2.1 Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and as described in the reports filed by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the Company’s 2021 fiscal year through the date hereof, including, without limitation, the Company’s most recent annual report on Form 10-K. The Company is qualified to do business as a foreign corporation (or an equivalent qualification) and is in good standing (or the equivalent) in every jurisdiction in which the failure to be so qualified would have or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the business, properties, assets, liabilities, operations, financial condition or results of operations of the Company, or the ability of the Company to perform its obligations under the Transaction Documents or the Merger Agreement (a “Material Adverse Effect”).

2.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform the Transaction Documents and to issue and sell the Shares to be issued by the Company in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its board of directors or stockholders is required, other than the approval of the Company’s stockholders. When executed and delivered by the Company, and assuming the due authorization, execution and delivery by each of the Purchasers, this Agreement shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application. The Company’s board of directors, at a meeting duly called and held, adopted resolutions approving the transactions contemplated hereby, including the issuance of the Shares to be issued by the Company pursuant to this Agreement.

2.3 Issuance of Shares. The issuance of the Shares has been duly authorized by all necessary corporate action, other than the approval of the Company’s stockholders, and, when paid for and issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable. In addition, the Shares will be free and clear of all liens, claims, charges, security interests or agreements, pledges, assignments, covenants, restrictions or other encumbrances created by, or imposed by, the Company and rights of refusal of any kind imposed by the Company (other than as provided in the Transaction Documents or restrictions on transfer under applicable securities laws) and the holder of the Shares shall be entitled to all rights accorded to a holder of Company Common Stock.

2.4 No Conflicts; Governmental Approvals. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) violate any provision of the Company’s certificate of incorporation or bylaws as currently in effect, (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares to be issued by the Company in accordance with the terms hereof, other than filings that have been made, or will be made, or consents that have been obtained, or will be obtained, pursuant to the rules and regulations of Nasdaq, including a Nasdaq Listing of Additional Shares notification form, applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file or obtain within the applicable time periods and the filings required to be made pursuant to this Agreement.

2.5 Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and are not subject to any preemptive rights, rights of first refusal or similar rights. The Company (i) as of the date hereof has an authorized, issued and outstanding capitalization as set forth in the Company’s most recent annual report on Form 10-K or quarterly report on Form 10-Q (other than the grant of additional awards under the Company’s equity incentive plans or changes in the number of outstanding shares of Company Common Stock due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible or exchangeable into, shares of Company Common Stock, in each case outstanding as of the date set forth in the Company’s most recent annual report on Form 10-K or quarterly report on Form 10-Q) and (ii) as of immediately prior to the Closing will have an authorized capitalization as disclosed in the registration statement on Form S-4 filed with the Commission registering the shares of the Company’s capital stock to be issued pursuant to the Merger Agreement (in the form declared effective by the Commission, the “S-4 Registration Statement”), and after taking into account the effect of the Reverse Stock Split. Except as disclosed in the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q or the S-4 Registration Statement, the Company does not have any outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities (other than the grant of additional awards under the Company’s equity incentive plans).

2.6 SEC Documents, Financial Statements. The Company represents and warrants that as of the date hereof, the Company Common Stock is registered pursuant to Section 12(b) of the Exchange Act. Since January 1, 2021, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (the “SEC Documents”). At the times of their respective filing, all such reports, schedules, forms, statements and other documents of the Company conformed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. Except as disclosed in the SEC Documents, at the times of their respective filings, such reports, schedules, forms, statements and other documents of the Company did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

2.7 No Liabilities. The Company has no liabilities or obligations (accrued, absolute, contingent or otherwise), other than liabilities or obligations (i) reflected on the most recent balance sheet of the Company included in the SEC Documents, (ii) incurred in the ordinary course of business since the date of the most recent balance sheet of the Company included in the SEC Documents, (iii) incurred in connection with this Agreement, (iv) incurred pursuant to contracts binding on the Company (other than those resulting from a breach thereof), or (v) that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

2.8 Accountants. The Company represents and warrants that PricewaterhouseCoopers LLP, whose report on the financial statements of the Company is filed with the Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, was, at the time such report was issued, an independent registered public accounting firm as required by the Securities Act. Except as described in the SEC Documents and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, to the Company’s knowledge, PricewaterhouseCoopers LLP has not engaged in any non-audit services prohibited by subsection (g) of Section 10A of the Exchange Act on behalf of the Company.

2.9 Internal Controls. The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not currently aware of any material weaknesses in its internal control over financial reporting.

2.10 Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. The Company has conducted evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors with respect to the Company that could significantly affect the Company’s internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company is in compliance in all material respects with all provisions currently in effect and applicable to the Company of the Sarbanes-Oxley Act of 2002, and all rules and regulations promulgated thereunder or implementing the provisions thereof.

2.11 Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company owns, or otherwise has the right to use (including pursuant to license, sublicense, agreement or permission), the patents, trademarks, service marks, patent applications, trade names, copyrights, trade secrets, domain names, information, know-how, proprietary rights and processes (collectively, “Intellectual Property”) reasonably necessary to conduct the business of the Company as described in the SEC Documents and as currently conducted (excluding commercially available off-the-shelf software programs that are licensed to the Company or its subsidiaries pursuant to “shrink-wrap” licenses), without any known conflict with or infringement of the Intellectual Property of others, (ii) to the Company’s knowledge, there has not been any infringement by any third party of any Intellectual Property or other similar rights of the Company, and (iii) the Company has not received any written communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as described in the SEC Documents, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity.

2.12 Taxes. The Company has (i) paid all material federal, state, local and foreign taxes required to be paid through the date hereof, except (x) any such taxes being contested in good faith and for which adequate reserves have been established in accordance with applicable accounting requirements or (y) if a failure to pay such taxes would not reasonably be expected to have a Material Adverse Effect, and (ii) filed all material tax returns required to be filed through the date hereof, in each case except for (x) those returns for which a request for extension has been filed or (y) any failure to file that would not reasonably be expected to have a Material Adverse Effect; and there is no tax deficiency that has been asserted against the Company, except where such deficiencies, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

2.13 Employee Matters. No labor disturbance by or dispute with employees of the Company exists or, to the Company’s knowledge, is contemplated or threatened in writing, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s principal suppliers, manufacturers, contractors or customers, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company has not received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

2.14 Employee Benefits. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, excluding transactions effected pursuant to a statutory or administrative exemption, has occurred with respect to any Plan that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any member of its Controlled Group have ever maintained or contributed to or participated in a Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA or a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA. There is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor or any other governmental agency or any foreign regulatory agency with respect to any Plan that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.15 Environmental Laws. (i) The Company and its subsidiaries (A) are, and at all times for the two years preceding the date of this Agreement have been, in compliance in all material respects with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, decrees, orders and other legally enforceable requirements relating to

Hazardous Substances, the environment, natural resources or the protection of human or worker health or safety (collectively, “Environmental Laws”), (B) have obtained and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws for the conduct of their respective businesses as currently conducted, (C) have not received notice of any actual or potential liability (including such liability of a third party that would reasonably be expected to materially and adversely affect the Company or any of its subsidiaries) under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any release or threat of release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), (D) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (E) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except, in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost, obligation or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There has been no storage, generation, transportation, use, handling, treatment, release or threat of release of Hazardous Substances by, due to or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or would reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.16 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are, in the reasonable judgment of the Company, ordinary and customary for comparable companies in the same or similar businesses and (ii) neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

2.17 Anti-Corruption Laws. In the last three years, none of the Company or any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, or representative of the Company or of any of its subsidiaries, has, while acting on behalf of the Company or any of its subsidiaries, taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation in any material respect of any applicable anti-corruption laws. In the last three years, the Company and each of its subsidiaries have, to the knowledge of the Company, conducted their respective businesses in compliance in all material respects with applicable anti-corruption laws. Neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the transactions contemplated by this Agreement in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption law.

2.18 Money Laundering Laws. To the knowledge of the Company, the operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.19 Data Privacy. Since January 1, 2021, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and its subsidiaries have operated their business in a manner compliant with (a) all applicable privacy, data security and data protection laws and regulations, (b) all legally binding contractual obligations, and (c) all written, externally distributed Company policies, for each (i)(a) through (c), governing the collection, handling, usage, disclosure and storage of personally identifiable data in the Company’s possession or control, as that term (or similar terms) are defined under applicable privacy, data security and data protection laws (“Personal Data”), and (ii) since January 1, 2021, the Company has not experienced any actual security incident that has resulted in unauthorized access, acquisition, alteration or modification, loss, theft or other unauthorized processing of any Personal Data.

2.20 No Material Adverse Change. Except as disclosed in the SEC Documents or contemplated by the Merger, since December 31, 2021 through the date hereof, there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, except for changes in the ordinary course of business which have not had and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(b) any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company;

(c) any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;

(d) any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(e) any satisfaction or discharge of a material lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business;

(f) any change or amendment to the Company’s certificate of incorporation or bylaws, or termination of or material amendment to any contract of the Company that the Company is required to file with the Commission pursuant to Item 601(b)(10) of Regulation S-K;

(g) any material labor difficulties or labor union organizing activities with respect to employees of the Company;

(h) any material transaction entered into by the Company other than in the ordinary course of business;

(i) the loss of the services of any executive officer (as defined in Rule 405 under the Securities Act) of the Company; or

(j) any other event or condition that has had or would reasonably be expected to have a Material Adverse Effect.

2.21 Litigation. Except as disclosed in the SEC Documents or otherwise disclosed to each Purchaser, no action, suit, proceeding or investigation is currently pending or, to the knowledge of the Company, has been threatened in writing against the Company that: (i) concerns or questions the validity of this Agreement; (ii) concerns or questions the right or authority of the Company to enter into the Transaction Documents and to perform its obligations thereunder; or (iii) is reasonably likely to have a Material Adverse Effect. The Company is neither a party to nor subject to the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently expects to have a Material Adverse Effect.

2.22 Compliance. The Company (i) is not in violation of any provision of the Company’s certificate of incorporation or bylaws as currently in effect, (ii) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice in writing of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (iii) is not in violation of any order of any court, arbitrator or governmental body, or (iv) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case (other than with respect to clause (i) above) for such defaults or violations as would not have a Material Adverse Effect.

2.23 Listing and Maintenance Requirements. Except as set forth in the SEC Documents, the Company is, and has no reason to believe that it will not, upon the issuance of the Shares hereunder, continue to be, in compliance with the requirements of the Nasdaq for continued listing of the Company Common Stock thereon and the Company has not received any notification that, and has no knowledge that the Nasdaq is contemplating terminating such listing. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Nasdaq.

2.24 Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940.

2.25 Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Article III hereof, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising (as such terms are defined in Regulation D under the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. No disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) under the Securities Act is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.

2.26 No Integrated Offering. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of the Nasdaq Global Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction; provided, however, that this Section 2.26 shall not limit the Company’s right and obligation to issue Company Common Stock in accordance with terms and conditions of the Merger Agreement.

2.27 Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) promulgated under the Securities Act.

2.28 Brokers and Finders. The Company has not employed any broker or finder in connection with the transaction contemplated by this Agreement.

2.29 CFIUS. The Company does not engage in and has no plans to engage in (i) the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of section 721 of the Defense Production Act, 50 U.S.C. § 4565, and all implementing regulations thereof (the “DPA”); (ii) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA; or (iii) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASERS

Each Purchaser, for itself and for no other Purchaser, hereby represents, warrants and covenants to the Company as follows:

3.1 Organization, Authorization and Power. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of such Purchaser or its board of directors, stockholders or other governing body is required. When executed and delivered by such Purchaser, this Agreement shall constitute a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

3.2 No Conflict. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby do not and will not (i) violate any provision of such Purchaser’s charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which such Purchaser is a party or by which such Purchaser’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to such Purchaser or by which any property or asset of such Purchaser are bound or affected.

3.3 Purchaser Sophistication; Accredited Investor. Such Purchaser (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (b) in connection with its decision to purchase the Shares, relied only upon the SEC Documents, other publicly available information, and the representations and warranties of the Company contained herein; (c) is an “accredited investor” pursuant to Rule 501 of Regulation D under the Securities Act; (d) is acquiring the Shares for its own account for investment only and with no present intention of distributing any of the Shares or any arrangement or understanding with any other persons regarding the distribution of the Shares; (e) has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Shares; (f) will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Shares except in compliance with the Securities Act and applicable state securities laws; (g) understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws, and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares; (h) understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of such Purchaser’s investment (provided that such acknowledgment in no way diminishes the representations, warranties and covenants made by the Company hereunder); and (i) understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

3.4 Private Placement. Such Purchaser acknowledges and agrees that the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. Such Purchaser acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by such Purchaser absent an effective registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including Rule 144 promulgated thereunder.

3.5 Ownership of Capital Stock. Except as previously disclosed to the Company in writing or by email and excluding the Shares and any other Company Common Stock as may be acquired by such Purchaser or its Affiliates pursuant to the Merger, such Purchaser and its Affiliates beneficially own no shares of capital stock of the Company.

3.6 Stock Legends. Such Purchaser acknowledges that certificates or book-entry credits evidencing the Shares shall bear a restrictive legend in substantially the following form (and including related stock transfer instructions and record notations):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

3.7 No Legal, Tax or Investment Advice. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

3.8 Residency. Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Shares was made (if an entity) are located at the address immediately below such Purchaser’s name set forth on Schedule 1 hereto.

3.9 No General Solicitation; Pre-Existing Relationship. Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement (as defined in Regulation D under the Securities Act). Such Purchaser also represents that such Purchaser was contacted regarding the sale of the Shares by the Company (or a representative of the Company) and the Shares were offered to such Purchaser solely by direct contact between such Purchaser and the Company (or an authorized representative of the Company). Such Purchaser did not become aware of this offering of Shares, nor were the Shares offered to such Purchaser, by any other means.

3.10 Purchase Entirely for Own Account. The Shares to be received by such Purchaser hereunder will be acquired for investment purposes, solely for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Shares for any period of time.

3.11 Experience of the Purchasers. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

3.12 No Reliance. The Purchaser acknowledges that there have not been and Purchaser hereby agrees that it is not relying on and has not relied on, any statements, representations, warranties, covenants or agreements made to the Purchaser by or on behalf of the Company, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than the SEC Documents and those representations, warranties and covenants of the Company expressly set forth in this Agreement. Purchaser acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

3.13 Disclosure of Information. Such Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares. The Purchaser acknowledges receipt of copies of the SEC Documents (or access thereto via EDGAR). Neither such inquiries nor any other due diligence investigation conducted by such Purchaser shall modify, limit or otherwise affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement, which right is acknowledged by such Purchaser.

3.14 Interested Stockholder. Such Purchaser is not an “Interested Stockholder” (as such term is defined in Section 203 of the General Corporation Law of the State of Delaware).

3.15 No Rule 506 Disqualifying Activities. Neither such Purchaser nor any person or entity with whom such Purchaser will share beneficial ownership of the Shares is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i)-(viii) under the Securities Act.

3.16 Short Sales. Between the time the Purchaser learned about the offering contemplated by this Agreement and the public announcement of the offering, the Purchaser has not engaged in any Short Sales or similar transactions with respect to the Company Common Stock or any securities exchangeable or convertible for Company Common Stock, nor has the Purchaser, directly or indirectly, caused any person to engage in any Short Sales or similar transactions with respect to the Company Common Stock.

3.17 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or such Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

3.18 Disclaimer of Other Representations and Warranties. Except as expressly set forth in Article II (as qualified by the SEC Documents) or in any other Transaction Document, such Purchaser acknowledges that neither the Company nor any other Person has made or is making any representation or warranty of any kind, express or implied, at law or in equity, including with respect to it or any of its subsidiaries or any of their respective businesses, assets, liabilities, condition (financial or otherwise), prospects or operations, or otherwise, and any such other representations and warranties are hereby expressly disclaimed by the Company. Without limiting the foregoing, such Purchaser has received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plans and cost-related plan information, regarding the Company, its subsidiaries and their respective businesses and operations, and such Purchaser is making its own evaluation of the adequacy and accuracy of all such estimates, projections, forecasts and other forward-looking information, as well as such business plans and cost-related plan information, and such Purchaser has not relied upon and will not have any claim against the Company or any of its subsidiaries, or any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, or any other Person, with respect thereto.

ARTICLE IV

COVENANTS OF THE PARTIES

4.1 Further Transfers. Each Purchaser covenants that, following the Closing, the Shares will only be sold, offered for sale, pledged, loaned, or otherwise disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, the Company may require such Purchaser to provide to the Company an opinion of counsel selected by such Purchaser, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.

4.2 Indemnification.

(a) From and after the Closing, the Company agrees to indemnify and hold harmless the Purchasers, and their respective directors, officers, stockholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (collectively, the “Purchaser Indemnitees”), from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Company’s breach of any representation, warranty or covenant contained herein; provided, however, that the Company will not be liable in any such case to the extent and only to the extent that any such loss, liability, claim, damage, cost, fee or expense arises out of or is based upon the inaccuracy of any representations made by such indemnified party in this Agreement, or the failure of such indemnified party to comply with the covenants and agreements contained herein.

(b) Promptly after receipt by an indemnified party under this Section 4.2 of notice of the commencement of any indemnifiable action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.2, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 4.2 except to the extent the indemnified party is actually prejudiced by such omission. In case any such indemnifiable action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such indemnifiable action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such indemnifiable action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such indemnifiable action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 4.2 for any reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in such circumstance), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the indemnifiable action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened indemnifiable action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such indemnifiable action) unless such settlement, compromise or consent requires only the payment of money damages, does not subject the indemnified party to any continuing obligation or require any admission of criminal or civil responsibility, and includes an unconditional release of each indemnified party from all liability arising out of such indemnifiable action, or (ii) be liable for any settlement of any such indemnifiable action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such indemnifiable action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(c) Each Purchaser acknowledges on behalf of itself and each Purchaser Indemnitee that, other than for actions seeking specific performance of the obligations under this Agreement or in the case of fraud, the sole and exclusive remedy of such Purchaser and such Purchaser Indemnitee with respect to any and all claims relating to this Agreement shall be pursuant to the indemnification provisions set forth in this Section 4.2.

ARTICLE V

CONDITIONS TO CLOSING; TERMINATION

5.1 Conditions Precedent to the Obligations of Purchasers. The obligation of the Purchasers to acquire the Shares at the Closing is subject to the satisfaction or waiver by the Purchasers, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in Article II shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Article II hereof not qualified as to materiality shall be true and correct in all material respects as of the date hereof and the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

(b) Performance. The Company shall have performed and complied, in all material respects, with all covenants, agreements, obligations and conditions contained in this Agreement and the Merger Agreement that are required to be performed or complied with by the Company on or before the Closing, including, without limitation, the delivery by the Company of the items contemplated by Section 1.4(a).

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) No Nasdaq Objection. Nasdaq shall have raised no objection to the consummation of the transactions contemplated by the Transaction Documents in the absence of stockholder approval of such transactions.

(e) Listing of Additional Shares. The Company shall have submitted a Listing of Additional Shares Notification with the Nasdaq covering all of the Shares.

(f) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement, and the Registration Rights Agreement shall be in full force and effect.

(g) Merger. The Merger shall have been consummated.

5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to issue the Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Purchasers contained in Article III shall be true and correct in all respects as of the Closing (unless as of a specific date therein in which case they shall be accurate as of such date).

(b) Performance. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing, including, without limitation, the delivery by such Purchaser of the items contemplated by Section 1.4(b).

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Stockholder Approval. The stockholders of the Company shall have approved the issuance of the Shares in accordance with the rules and regulations of the Nasdaq.

(e) No Nasdaq Objection. Nasdaq shall have raised no objection to the consummation of the transactions contemplated by the Transaction Documents in the absence of stockholder approval of such transactions.

(f) Registration Rights Agreement. Each Purchaser shall have executed and delivered the Registration Rights Agreement, and the Registration Rights Agreement shall be in full force and effect.

(g) Merger. The Merger shall have been consummated.

5.3 Termination. This Agreement shall terminate and be void and of no further force and effect, and all obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of: (a) such date and time that the Merger Agreement is terminated in accordance with its terms; (b) upon the mutual written agreement of the Company and the Purchasers; or (c) if, on the Closing Date, any of the conditions set forth in Sections 5.1 or 5.2 have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Agreement are not consummated; provided, however, that nothing herein shall not relieve any party to this Agreement of any liability for fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement. “Willful Breach” means a deliberate act or deliberate failure to act, taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement.

ARTICLE VI

MISCELLANEOUS

6.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the Closing and the delivery of the Shares.

6.2 Exchange Act Filing. As soon as reasonable practicable after the date hereof, the Company shall issue one or more press releases or file with the Commission a Current Report on Form 8-K (the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and any other material non-public information that the Company provided to the Purchasers at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the Company’s knowledge, the Purchasers shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents that is not disclosed in the Disclosure Document unless otherwise specifically agreed in writing by such Purchaser. Notwithstanding anything in this Agreement to the contrary, the Company (i) shall not publicly disclose the name of the Purchasers or any of its affiliates or advisers, or include the name of the Purchasers or any of their affiliates or advisers in any press release, without the prior written consent of such Purchaser and (ii) shall not publicly disclose the name of such Purchaser or any of its affiliates or advisers, or include the name of such Purchaser or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of such Purchaser, except (x) as required by the federal securities laws, rules or regulations in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission or pursuant to other routine proceedings of regulatory authorities and (y) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of Nasdaq.

6.3 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission solely in connection with this transaction. The Company agrees to indemnify and to hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible. Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees or representatives is responsible.

6.4 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6.5 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules; provided, however, that any confidentiality agreements previously entered into between the Company and the Purchasers shall remain in full force and effect. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchasers, and the Purchasers will execute and deliver to the Company, such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.6 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 4:00 p.m. (Eastern time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 4:00 p.m. (Eastern time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth below, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person:

If to the Company:	Yumanity Therapeutics, Inc.
40 Guest Street, Suite 4410
Boston, MA 02135
Attention: Devin Smith, Senior Vice President and General Counsel
Email: dsmith@yumanity.com

with copies (which copies	Goodwin Procter LLP
shall not constitute notice	100 Northern Avenue
to the Company) to:	Boston, Massachusetts 02210
Email: jhaggerty@goodwinlaw.com and jeanlee@goodwinlaw.com
Fax: 617-523-1231

Attention: John T. Haggerty, Esq. and Jean A. Lee

and (following the Closing)

Orrick, Herrington & Sutcliffe LLP

701 5th Avenue, Suite 5600

Seattle, WA 98104-7097

Telephone: 206-839-4337

Attention: Blake Ilstrup, Hari Raman and Albert W. Vanderlaan

Email: bilstrup@orrick.com, hraman@orrick.com and avanderlaan@orrick.com

If to the Purchasers:	To their respective addresses as set forth on Schedule 1 hereto.

6.7 Amendments; Waivers. This Agreement and any term hereof may be amended, terminated or waived only with the written consent of the Company and the Purchasers. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.8 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers; provided, however, that no such consent shall be required in connection with any assignment (i) occurring by operation of law in connection with any merger or consolidation to which the Company is a party, (ii) in connection with the acquisition of all or substantially all of the assets of the Company or (iii) any other similar business combination transaction involving the Company. A Purchaser may assign its rights under this Agreement only to a Person to whom such Purchaser assigns or transfers all Shares held by such Purchaser; provided, that (i) following such transfer or assignment, the further disposition of the Shares by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (ii) as a condition of such transfer, such transferee agrees in writing to be bound by all of the terms and conditions of this Agreement as a party hereto and (iii) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

6.10 Persons Entitled to Benefit of Agreement. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.11 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, then any federal court of the United States of America sitting in the State of Delaware) for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. If any party hereto shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.12 Counterparts; Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.13 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intentions of the parties as nearly as may be possible and (b) the parties shall use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of such provision(s) in this Agreement.

6.14 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof (including the Reverse Stock Split), each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE COMPANY:

YUMANITY THERAPEUTICS, INC.

By:

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:

[ ]

By:

Name:
Title:

[ ]

By:

Name:
Title:

[ ]

By:

Name:
Title:

Exhibit A

STOCK REGISTRATION QUESTIONNAIRE

Pursuant to Section 1.4 of the Agreement, please provide us with the following information:

The exact name that the Shares are to be registered in (this is the name that will appear on the common stock certificate(s) or Direct Registration System advice(s)):

The relationship between the Purchaser of the Shares and the Registered Purchaser listed in response to Item 1 above:

The mailing address, telephone and telecopy number of the Registered Purchaser listed in response to Item 1 above:

The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Purchaser listed in response to Item 1 above:

AST Account Number of the Registered Purchaser listed in response to Item 1 above (indicate none if such Registered Purchaser does not yet have one):

Form of delivery of Shares:	Stock certificate(s): ☐ Electronic book-entry in the Direct Registration System: ☐

Exhibit B

ACCREDITED INVESTOR QUALIFICATION QUESTIONNAIRE

[See Attached]

Name of Prospective Investor: [•]

YUMANITY THERAPEUTICS, INC.

INVESTOR QUESTIONNAIRE

INSTRUCTIONS: IN ORDER TO BE ISSUED YUMANITY THERAPEUTICS, INC. SECURITIES, YOU MUST COMPLETE THIS INVESTOR QUESTIONNAIRE BY FILLING IN THE INFORMATION CALLED FOR, CHECKING THE APPROPRIATE BOXES, AND SIGNING AT PAGE 4. PLEASE RETURN THE COMPLETED QUESTIONNAIRE AS SOON AS POSSIBLE TO:

Blake Ilstrup, Hari Raman and Albert W. Vanderlaan Orrick, Herrington & Sutcliffe LLP 701 5th Avenue, Suite 5600
Seattle, WA 98104-7097 United States Tel: 206-839-4337 Email: bilstrup@orrick.com, hraman@orrick.com and avanderlaan@orrick.com

YUMANITY THERAPEUTICS, INC.

INVESTOR QUESTIONNAIRE

TO: Blake Ilstrup, Hari Raman and Albert W. Vanderlaan

Orrick, Herrington & Sutcliffe LLP

701 5th Avenue, Suite 5600

Seattle, WA 98104-7097

United States

Tel: 206-839-4337

Email: bilstrup@orrick.com, hraman@orrick.com and avanderlaan@orrick.com

Ladies and Gentlemen:

In connection with the proposed issuance of securities (the “Securities”) of Yumanity Therapeutics, Inc., a Delaware corporation (the “Corporation”), the undersigned hereby represents as follows:

1. Representations as to Accredited Investor Status. The undersigned has read the definition of “Accredited Investor” from Rule 501 of Regulation D attached hereto as Exhibit A, and certifies that either (check one):

A.	☐	The undersigned is an “Accredited Investor” for one or more of the following reasons:

		☐	(a)	The undersigned is an individual (not a partnership, corporation, etc.) whose individual Net Worth, or joint Net Worth with his or her spouse or spousal equivalent[1], presently exceeds $1,000,000 (excluding the value of the primary residence of such individual);[2]

		☐	(b)	The undersigned is an individual (not a partnership,corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with

[1]	The term spousal equivalent shall mean a cohabitant occupying a relationship generally equivalent to that of a spouse.
[2]

As used herein, “Net Worth” excludes indebtedness that is secured by the undersigned’s primary residence, up to the current estimated fair market value of such primary residence, except that if the amount of such indebtedness currently exceeds the amount outstanding 60 days ago, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability in the calculation of Net Worth. Any indebtedness that is secured by the undersigned’s primary residence in excess of the currently estimated fair market value of such primary residence must be included as a liability in the calculation of Net Worth.

their spouse or spousal equivalent in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year;

☐	(c)	The undersigned is a director or executive officer of the Corporation which is issuing and selling the Securities;

☐	(d)

The undersigned is a natural person who holds, in goodstanding, one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

If this box is checked, please list each such professional certification, designation or other credential:

☐	(e)	The undersigned is a natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940, of the Company.

☐	(f)	The undersigned is a “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940:

(i) with assets under management in excess of $5,000,000,

(ii) that is not formed for the specific purpose of acquiring the securities offered, and

(iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

☐	(g)	The undersigned is a “family client” as defined in Rule

202(a)(11)(G)-1 under the Investment Advisers Act of 1940 of a family office meeting the requirements in (f) above and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (f)(iii).

☐	(h)

The undersigned is a corporation, partnership, limited liability company, Massachusetts or similar business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000;

(describe entity)

☐	(i)	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated person” as defined in Regulation 506(b)(2)(ii);

☐	(j)	The undersigned is:

(1) a trust that may be amended or revoked at any time by the grantor(s), the tax benefits of investments made by the trust pass through to the grantor(s), and each grantor is an “accredited investor”; OR

(2) an irrevocable trust if each grantor is an “accredited investor” and is considered an “equity owner” because the trust has the following characteristics:

• the trust is a grantor trust for federal income tax purposes and the grantor(s) is the sole funding source; AND

• the grantor would be taxed on all income of the trust and would be taxed on the sale of trust assets; AND

• the grantor(s) is the trustee with sole investment discretion; AND

• the entire amount of the grantor’s contribution plus a rate of return would be paid to the grantor prior to any other payments; AND

• the trust was established by the grantor for estate planning purposes; AND

• creditors of the grantor(s) would be able to reach the grantor’s interest in the trust;

If relying upon this Category (j) alone, each grantor must complete a separate copy of this Questionnaire.

	☐	(k)

The undersigned is an entity all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this Category (k) alone, each equity owner must complete a separate copy of this Questionnaire;

(describe entity)

	☐	(l)	Any entity, of a type not listed in (c), (i), or (k) above, not formed for the specific purpose of acquiring the Securities, owning investments in excess of $5,000,000.

B.

☐   The undersigned is not an “Accredited Investor” but has completed the statement concerning his/her knowledge and experience in financial and business matters included in Exhibit B hereto. Kindly provide sufficient detail so that the Corporation’s legal counsel may conclude that the undersigned is capable of evaluating the merits and risks of investment in the Corporation.

2.	Entity Type. The undersigned is:

☐ An individual

☐ A corporation

☐ A limited liability company

☐ A partnership

☐ A trust

☐ Other:

3.	Tax I.D. Number. The social security number or federal tax I.D. number of the undersigned is: .

4.	Address. The address of the undersigned is:

The phone, fax and contact person (if an entity) are as follows:

Phone:

Fax:

Contact:

5.	Individuals. If the undersigned is an individual:

Name of Employer:

Position:

6.	Institutions. If the undersigned is an institution:

Nature of business:

Date of inception of business:

7.	Experience. Has the undersigned previously made speculative investments in privately- held companies?

	☐ YES	☐ NO

If the answer to Question 1 is that the undersigned is an “Accredited Investor”, the questionnaire is complete and please simply sign below. Any potential investor who is not an “Accredited Investor” also must complete the supplemental questionnaire attached hereto as Exhibit B to assure compliance with state and federal securities laws.

The foregoing representation is true and accurate as of the date hereof and shall be true and accurate as of the date of Closing. If in any respect such representation shall not be true and accurate prior to Closing, the undersigned shall give immediate notice of such fact in writing to the President of the Corporation.

Very truly yours,

(Print Name of Investor)

Dated:
(Signature)

(Print Title, if applicable)

(Print Name of joint investor or other person whose signature is required)

Dated:
(Signature)

(Print Title, if applicable)

EXHIBIT A

Rule 501. Definitions and Terms Used in Regulation D.

As used in Regulation D, the following terms have the meaning indicated:

(a)

Accredited Investor. “Accredited investor” shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1)

Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2)	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3)

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)

Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of his purchase exceeds $1,000,000 (excluding the value of the primary residence of such individual);[3]

(6)

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)

Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

(8)	Any entity in which all of the equity owners are accredited investors.

NOTE 1 TO PARAGRAPH (a)(8): It is permissible to look through various forms of equity ownership to natural persons in determining the accredited investor status of entities under this paragraph (a)(8). If those natural persons are themselves accredited investors, and if all other equity owners of the entity seeking accredited investor status are accredited investors, then this paragraph (a)(8) may be available.

(9)	Any entity, of a type not listed in paragraphs (a)(1), (2), (3), (7), or (8), not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

NOTE 1 TO PARAGRAPH (a)(9): For the purposes this paragraph (a)(9), “investments” is defined in rule 2a51-1(b) under the Investment Company Act of 1940 (17 CFR 270.2a51-1(b)).

(10)

Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this paragraph (a)(10), the Commission will consider, among others, the following attributes:

(i) The certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution;

[3]

As used herein, “Net Worth” excludes indebtedness that is secured by the undersigned’s primary residence, up to the current estimated fair market value of such primary residence, except that if the amount of such indebtedness currently exceeds the amount outstanding 60 days ago, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability in the calculation of Net Worth. Any indebtedness that is secured by the undersigned’s primary residence in excess of the currently estimated fair market value of such primary residence must be included as a liability in the calculation of Net Worth.

(ii) The examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing;

(iii) Persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and

(iv) An indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable;

NOTE 1 TO PARAGRAPH (a)(10): The Commission will designate professional certifications or designations or credentials for purposes of this paragraph (a)(10), by order, after notice and an opportunity for public comment. The professional certifications or designations or credentials currently recognized by the Commission as satisfying the above criteria will be posted on the Commission’s website.

(11)

Any natural person who is a “knowledgeable employee,” as defined in rule 3c5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

(12)	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

(i) With assets under management in excess of $5,000,000,

(ii) That is not formed for the specific purpose of acquiring the securities offered, and

(iii) Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

(13)

Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in paragraph (a)(12) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii).

[Remainder omitted]

EXHIBIT B

CONFIDENTIAL SUPPLEMENTAL INFORMATION STATEMENT

(To be completed by Investors that are not “Accredited Investors”)

In order to assure compliance with applicable federal and state laws, it is necessary to obtain information regarding the financial position and experience of Investors that are not “Accredited Investors.”

I. GENERAL INFORMATION (For individual Investors and each individual partner or shareholder if the Investor is a partnership or corporation that is not an “Accredited Investor” — attach additional sheets if necessary)

A.	Purchasers

	1.	Name:

	2.	Address:
Business:

Residence:

	3.	Telephone:
			Business:	(________)
			Residence:	(________)

	4.	Amount of Investment:
$

5.	State where registered to vote:

6.	Social Security Number:

7.	Date of Birth:

8.	Country of citizenship, if other than the United States

9.	Marital status:

10.	Please state your education and degrees earned:

	Degree	School	Year

11.	Current occupation (if retired, please described your last occupation):

Employer:

Nature of Business:

Position and/or duties:

Period Employed:

12.	If current employment is less than five years, please complete the following chart on your employment history for the past five (5) years:

	Employer and Title	Primary Duties	From	To

13.	Please list all professional qualifications that you have held or currently hold, including bar admissions, accounting certificates, brokerage licenses and other professional licenses or certificates:

Professional Qualifications

Year Received	Still Effective

	Yes ☐	No ☐

	Yes ☐	No ☐

	Yes ☐	No ☐

II.

FINANCIAL INFORMATION (For individual Investors and each individual partner or shareholder if the Investor is a partnership or corporation that is not an “Accredited Investor” -- attach additional sheets if necessary)

A.	To confirm that each individual investor meets the financial requirements established for this offering, please answer the questions set forth below, as appropriate.

1.	Please indicate your net worth (including spouse or spousal equivalent, if applicable), home furnishings and automobiles (but excluding the value of your primary residence):

$ 75,000 - 150,000 ☐ $250,000 -500,000 ☐
$150,000 - 250,000 ☐ $500,000 - 1,000,000 ☐

Greater than $1,000,000 ☐

2.

Did you have income (exclusive of any income attributable to your spouse or spousal equivalent) in excess of $200,000 for the year before last and last year and do you reasonably expect to have income in excess of $200,000 in the current year?

Yes ☐             No ☐

3.

Did you and your spouse or spousal equivalent have joint income in excess of $300,000 for the year before last and last year and do you reasonably expect to have joint income in excess of $300,000 in the current year?

Yes ☐             No ☐

(d)	Was the purchaser organized for the specific purpose of acquiring shares in the Corporation?

Yes ☐             No ☐

(e)

If the purchaser is a general partnership or corporation, please list on a separate page the partners or shareholders and approximate net worth (including spouse or spousal equivalent, if applicable) of each such partner or shareholder, including home, home furnishings and automobiles.

III.	INVESTMENT EXPERIENCE REPRESENTATIONS

A.	Indicate how often you invest in:

1.	Marketable Securities

Often ☐         Occasionally ☐         Seldom ☐         Never ☐

2.	Restricted Securities

Often ☐         Occasionally ☐         Seldom ☐         Never ☐

3.	Venture Capital Limited Partnership Funds

Often ☐         Occasionally ☐         Seldom ☐         Never ☐

4.	Please list below your most recent private investments (attach a separate sheet if necessary):

B. Please answer each of the following questions regarding your investment experience:

1. Do you have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Corporation?

Yes ☐ No ☐

2.  Do you, either alone by reason of your business or financial experience or together with your professional advisor or advisors, have the capacity to protect your own interests in connection with a purchase of the Securities in the Corporation?

Yes ☐ No ☐

3. Are you (or the trust beneficiary for which you are the fiduciary) able to bear the economic risk of the investment, including a complete loss of the investment?

Yes ☐ No ☐

I confirm that the foregoing statements are complete and accurate to the best of my knowledge and belief, and that I undertake to notify the Corporation regarding any material change in the information set forth above prior to the closing of the purchase by me of the Securities of the Corporation.

Very truly yours,

(Print Name of Investor)

Dated:
(Signature)

(Print Title, if applicable)

(Print Name of joint investor or other person whose signature is required)

Dated:
(Signature)

(Print Title, if applicable)

Exhibit C

“BAD ACTOR” QUESTIONNAIRE FORMS

[See Attached]

CONFIDENTIAL

RULE 506 DISQUALIFICATION EVENT QUESTIONNAIRE

Yumanity Therapeutics, Inc., a Delaware corporation (“Issuer”) is contemplating an offering (the “Offering”) of securities under Rule 506 of the Securities Act of 1933 (the “Securities Act”). You have been furnished this Questionnaire to obtain information in connection with the Offering.

If this Questionnaire is being completed on behalf of an entity, “you” or “your” as used herein and in Exhibit A hereto refers to the entity on whose behalf you are responding (the “Entity Respondent”) and also to (i) in the case of an Entity Respondent that is an investment fund, such investment fund’s general partner and (ii) any other individual or entity which beneficially owns, through the Entity Respondent, 20% or more of Issuer’s voting equity securities based on voting power within the meaning of Rule 506(d) of the Securities Act.

Please review and confirm that you can make all of the statements set forth on Exhibit A. If you have any doubts about whether you can make any of the statements set forth on Exhibit A, or have any other questions regarding this Questionnaire, please contact Orrick, Herrington & Sutcliffe LLP (“Orrick”). Your signature to this Questionnaire will constitute: (i) your confirmation that the statements set forth on Exhibit A are true and correct, to the best of your knowledge and belief after a reasonable investigation, as of the date you sign this Questionnaire; (ii) your consent for Issuer to rely upon the information provided and (iii) your agreement to promptly notify Issuer of any changes in the information provided that occurs after the date you sign this Questionnaire and prior to the closing of the Offering.

Please return this Questionnaire to Orrick, Attn: Blake Ilstrup, Hari Raman and Albert W. Vanderlaan, by e-mail to bilstrup@orrick.com, hraman@orrick.com and avanderlaan@orrick.com. If you have any questions with respect to these matters, please contact Blake Ilstrup, Hari Raman and Albert W. Vanderlaan at bilstrup@orrick.com, hraman@orrick.com and avanderlaan@orrick.com.

The statements on Exhibit A attached hereto are true and correct to the best of my knowledge, information and belief after a reasonable investigation as of the date below.

Date:

FOR INDIVIDUAL:	FOR ENTITY:

Name of Entity:

(Signature)	(Signature)

Name:	Name:

Title:

Address:	Address:

Exhibit A

1.	Criminal Convictions.

You have not been convicted, within ten years before the Offering (or five years, in the case of Issuer, its predecessors (if any) and any issuers that are in control of, are controlled by, or are under common control with Issuer), of any felony or misdemeanor (a) in connection with the purchase or sale of any security, (b) involving the making of any false filing with the Securities and Exchange Commission (the “SEC”) or (c) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities.

2.	Court Injunctions and Restraining Orders.

You are not currently subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the Offering, that restrains or enjoins you from engaging or continuing to engage in any conduct or practice (a) in connection with the purchase or sale of any security, (b) involving the making of any false filing with the SEC or (c) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

3.	Final Orders of Certain State and Federal Regulators.

You are not subject to a final order of a state securities commission (or an agency of officer of a state performing similar functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing similar functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that (a) currently bars you from (i) association with an entity regulated by such commission, authority, agency or officer, (ii) engaging in the business of securities, insurance or banking or (iii) engaging in savings association or credit union activities; or (b) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before the Offering.

4.	SEC Disciplinary Orders.

You are not currently subject to an order of the SEC relating to brokers, dealers, municipal securities dealers, investment companies, and investment advisers and their associated persons under Section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or Section 203(e) or 203(f) of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) that (a) suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser, (b) places limitations on the activities, functions or operations or (c) bars you from being associated with any entity or from participating in the offering of any penny stock.

5.	SEC Cease-and-Desist Orders.

You are not currently subject to any order of the SEC, entered within five years before the Offering, that orders you to cease and desist from committing or causing a violation or future violation of (a) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder, or (b) Section 5 of the Securities Act.

A-1

6.	Suspension or Expulsion from SRO Membership or Association with an SRO Member.

You have not been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization or “SRO” (i.e., a registered national securities exchange or national securities association, such as FINRA) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

7.	SEC Stop Orders.

You have not filed (as a registrant or issuer), nor were you or were you named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that (a) within five years before the Offering, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption or (b) is currently the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

8.	U.S. Postal Service False Representation Orders.

You are not subject to a United States Postal Service false representation order entered within five years before the Offering, nor are you currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

A-2

Exhibit D

REGISTRATION RIGHTS AGREEMENT

[See Attached]